UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 14, 2019

HarborOne NorthEast Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-38955	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 14, 2019, HarborOne NorthEast Bancorp, Inc. (the “Company”), announced HarborOne Mutual Bancshares had completed its conversion from the mutual holding company to the stock holding company form of organization and the Company’s related stock offering. The shares of common stock sold in the offering and issued in the exchange are expected to begin trading on the Nasdaq Global Select Market on August 15, 2019 under the trading symbol “HONE.” In connection with the closing of the offering, the Company changed its name to HarborOne Bancorp, Inc.

Concurrent with the completion of the offering, shares of common stock of HarborOne Bancorp, Inc. (“Old HarborOne”), the previous mid-tier holding company of HarborOne Bank, owned by public stockholders have been converted into the right to receive 1.7954 shares of the Company’s common stock for each share of Old HarborOne stock they owned immediately prior to completion of the transaction. Cash in lieu of fractional shares will be paid based on the offering price of $10.00 per share.

A press release announcing the closing of the reorganization and stock offering is attached as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(d)                   Exhibits

Number	Description
99.1	Press Release dated August 14, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE NORTHEAST BANCORP, INC.

	By:	/s/ Linda H. Simmons
	Name:	Linda H. Simmons
	Title:	Senior Vice President and Chief Financial Officer

Date: August 14, 2019

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